SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization) 20415 Nordhoff Street	06-1340090 (I.R.S. Employer Identification Number)
Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On April 26, 2006, registrant made an earnings release announcing registrant’s first quarter 2006 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of April 26, 2006, and registrant does not assume any obligation to update such information in the future.
On April 26, 2006, as previously announced, registrant held a teleconference and audio web cast to discuss its first quarter 2006 financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of April 26, 2006, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
On April 26, 2006, MRV publicly announced its unaudited statements of operations for the three months ended March 31, 2006 and its balance sheets at March 31, 2006. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
[Remainder of this page intentionally left blank]

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
Revenue	$77,262	$62,007
Cost of goods sold	51,477	40,963

Gross profit	25,785	21,044
Gross margin	33%	34%

Operating costs and expenses:
Product development and engineering	6,980	6,531
Selling, general and administrative	20,714	18,280

Total operating costs and expenses	27,694	24,811

Operating loss	(1,909)	(3,767)

Interest expense	(1,056)	(786)
Other income, net	616	485

Loss before taxes	(2,349)	(4,068)
Provision for taxes	1,332	2,369

Net loss (1)	$(3,681)	$(6,437)

Loss per share:
Basic and diluted	$(0.03)	$(0.06)
Weighted average number of shares:
Basic and diluted	107,714	104,144

(1)	Net loss for the first quarter of 2006 included share-based compensation expense related to employee stock options of $739,000 under SFAS 123(R). There was no share-based compensation expense related to employee stock options under SFAS 123 in 2005 because the Company did not adopt the recognition provisions of SFAS 123.

MRV Communications, Inc.
Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,780	$67,984
Time deposits	1,060	1,475
Accounts receivable, net	89,306	92,466
Inventories	54,974	42,216
Deferred income taxes	873	873
Other current assets	6,442	7,828

Total current assets	283,435	212,842
Property and equipment, net	14,250	14,065
Goodwill	29,965	29,965
Deferred income taxes	136	136
Other assets	4,361	4,478

	$332,147	$261,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$28,393	$30,378
Accounts payable	48,449	45,372
Accrued liabilities	29,072	29,272
Deferred revenue	6,264	6,076
Other current liabilities	2,555	2,230

Total current liabilities	114,733	113,328
Convertible notes	23,000	23,000
Other long-term liabilities	6,898	6,694
Minority interest	5,171	5,151
Commitments and contingencies
Stockholders’ equity	182,345	113,313

	$332,147	$261,486

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of April 26, 2006 announcing registrant’s first quarter 2006 (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of April 26, 2006 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: May 1, 2006

MRV COMMUNICATIONS, INC.
By:	/s/ NOAM LOTAN
Noam Lotan
President and Chief Executive Officer